Exhibit 99.1

REXFORD INDUSTRIAL ANNOUNCES FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

- Reports Recurring FFO of $0.21 per Diluted Share for Fourth Quarter-
- Same Property NOI Up 6.7% Compared to Full Year 2014 and Up 4.8% Compared to Fourth Quarter 2014 -
- Stabilized Same Property Portfolio Occupancy At 95.6%, Up 290 Basis Points Year-Over-Year -

Los Angeles, California - February 18, 2016 - Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced financial results for the fourth quarter and full year 2015.

Fourth Quarter and Full Year 2015 Financial and Operational Highlights:

•	Recurring Funds From Operations (FFO) of $0.21 per diluted share for the quarter ended December 31, 2015. Including non-recurring items, FFO was $0.21 per diluted share.

•
Total rental revenues of $26.1 million, which represents an increase of 34.5% year-over-year. Property Net Operating Income (NOI) of $18.9 million, which represents an increase of 36.3% year-over-year.

•
Same Property Portfolio NOI increased 4.8% in the fourth quarter of 2015 compared to the fourth quarter of 2014, driven by a 2.8% increase in Same Property Portfolio total rental revenue and a 2.2% decrease in Same Property Portfolio operating expenses. Same Property Portfolio Cash NOI increased 7.5% compared to the fourth quarter 2014.

•	Signed new and renewal leases totaling 581,811 rentable square feet. Rental rates on new and renewal leases were 12.9% higher than prior rents on a GAAP basis and 6.4% higher on a cash basis.

•
Stabilized Same Property Portfolio occupancy was 95.6%, which represents an increase of 290 basis points year-over-year. Total Same Property Portfolio occupancy was 94.4%, which represents an increase of 160 basis points year-over-year.

•
At December 31, 2015, the consolidated portfolio, which increased in size by two million square feet during 2015, was 89.2% occupied, which represents a decrease of 150 basis points year-over-year. At December 31, 2015, the consolidated portfolio, excluding repositioning assets and space aggregating 905,727 rentable square feet, was 96.5% occupied.

•
During the fourth quarter 2015, the Company acquired six industrial properties for an aggregate cost of $78.5 million. For the full year, the Company has acquired 21 properties for an aggregate cost of $247.6 million.

“We are pleased with the strong fourth quarter and full year 2015 results, which included a 7.5% increase in Same Property NOI on a cash basis for both the quarter and full year, respectively. We achieved our ninth consecutive quarter of positive double-digit leasing spreads, which increased 12.9% in the fourth quarter and our Stabilized Same Store Portfolio occupancy grew by 290 basis points to 95.6%. In addition to this strong internal growth, we continued to accretively and selectively grow our portfolio by acquiring nearly $250 million of high quality and value-add industrial properties, adding in excess of two million rentable square feet in prime infill locations to our portfolio,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company.

“Looking ahead, our target infill Southern California industrial markets are operating with historically low vacancy. Despite increasing tenant demand driven by regional population and business expansion and the dramatic growth in the local distribution of goods driven by e-commerce, we continue to experience further diminishment of infill supply as industrial space is converted to other uses and as ongoing economic and physical barriers constrain new development of for-lease product. Consequently, we see significant runway ahead for internal growth as we stabilize our newly delivered repositioning projects, drive strong leasing spreads, increase portfolio occupancy, enhance our assets with additional value-add improvements and, finally, recycle capital where appropriate. Our well-capitalized balance sheet positions us to continue to execute on our operating and growth strategies, as we unlock value in our portfolio and drive strong long-term shareholder returns.”

Financial Results:

The Company reported net income of $1.0 million (net income of $1.1 million before non-controlling interests), for the three months ended December 31, 2015, as compared to net income of $0.1 million (net income of $0.1 million before non-controlling interests) for the three months ending December 31, 2014.

The Company reported net income of $1.9 million (net income of $2.0 million before non-controlling interests) for the year ended December 31, 2015, as compared to net income of $0.9 million (net income of $1.0 million before non-controlling interests) for the year ended December 31, 2014.

The Company reported Company share of Recurring FFO of $11.9 million, or $0.21 per diluted share of common stock, for the three months ended December 31, 2015, as compared to Company share of Recurring FFO of $8.9 million, or $0.21 per diluted share of common stock, for the three months ending December 31, 2014. Including non-recurring expenses and acquisition expenses of $0.5 million incurred during the fourth quarter of 2015, Company share of FFO was $11.4 million, or $0.21 per diluted share of common stock, as compared to Company share of FFO of $8.1 million, or $0.19 per diluted share of common stock, for the three months ending December 31, 2014.

For the year ended December 31, 2015, the Company reported Company share of Recurring FFO of $44.2 million, or $0.82 per diluted share of common stock, compared to Company share of Recurring FFO of $27.9 million, or $0.87 per diluted share of common stock, for the year ended December 31, 2014. Adjusting for non-recurring expenses and acquisition expenses of $2.5 million incurred during the full year 2015, Company share of FFO was $41.9 million, or $0.77 per diluted share of common stock, as compared to Company share of FFO of $25.5 million, or $0.80 per diluted share of common stock, for the year ended December 31, 2014.

Operating Results:

For the three months ended December 31, 2015, the Company’s Same Property Portfolio NOI increased 4.8% compared to the fourth quarter of 2014, driven by a 2.8% increase in Same Property Portfolio total rental revenue, and a 2.2% decrease in Same Property Portfolio expenses. Same Property Portfolio Cash NOI increased 7.5% compared to the fourth quarter 2014.

In the fourth quarter, the Company signed 119 new and renewal leases in its consolidated portfolio, totaling 581,811 rentable square feet. Average rental rates on comparable new and renewal leases were up 12.9% on a GAAP basis and up 6.4% on a cash basis. The Company signed 61 new leases for 343,876 rentable square feet, with GAAP rents up 17.6% compared to the prior in place leases. The Company signed 58 renewal leases for 237,935 rentable square feet, with GAAP rents up 9.8% compared to the prior in-place leases. For the 61 new leases, cash rents were up 9.5%, and for the 58 renewal leases, cash rents were up 4.3%, compared to the ending cash rents for the prior leases.

The Company has included in a supplemental information package the detailed results and operating statistics that reflect the activities of the Company for the three months ended December 31, 2015. See below for information regarding the supplemental information package.

Transaction Activity:

In the fourth quarter 2015, the Company acquired six industrial properties, for an aggregate cost of $78.5 million, as detailed below.

In October 2015, the Company acquired 16321-16327 Arrow Highway, a three-building industrial complex containing 64,296 square feet in Irwindale within the San Gabriel Valley submarket for $8.1 million, or approximately $126 per square foot.

In October 2015, the Company acquired 2535 Midway Drive, a two-building industrial property containing 373,744 square feet in San Diego within the Central San Diego submarket for $19.3 million, or approximately $52 per square foot.

In December 2015, the Company acquired 601-605 S. Milliken Avenue, a three-building industrial property containing 128,322 square feet in Ontario within the Inland Empire West submarket for $13.0 million, or approximately $101 per square foot.

In December 2015, the Company acquired 1065 E. Walnut Street, a cold storage industrial building containing 172,420 square feet in Carson within the South Bay submarket for $16.7 million, or approximately $97 per square foot.

In December 2015, the Company acquired 12247 Lakeland Road, an industrial building containing 24,875 square feet plus approximately 1.15 acres of excess land, in Santa Fe Springs/Los Angeles within the Mid-Counties submarket for $4.3 million, or approximately $171 per square foot.

In December 2015, the Company acquired 17311 Nichols Lane, an industrial building containing 114,912 square feet in Huntington Beach within the West Orange County submarket for $17.1 million, or approximately $149 per square foot.

Balance Sheet:

At December 31, 2015, the Company had $418.7 million of outstanding debt, with an average interest rate of 2.935% and an average term-to-maturity of 4.7 years. As of December 31, 2015, $110 million of the Company’s floating-rate debt has been effectively fixed at 3.464% through the use of interest rate swaps. As a result of interest rate swaps and the recent issuance of $100 million of fixed-rate notes, approximately $228.2 million, or 55%, of the Company’s outstanding debt was fixed-rate with an average interest rate of 3.95% and an average term-to-maturity of 6.3 years. The remaining $190.5 million, or 45%, of the Company’s outstanding debt was floating-rate, with an average interest rate of LIBOR + 1.29% and an average term-to-maturity of 2.7 years.

As of December 31, 2015, the Company has entered into a forward interest rate swap that will effectively fix an additional $50 million of the Company’s floating-rate debt at 2.005% plus the applicable term loan facility margin from February 16, 2016 to December 14, 2018. If this interest rate swap was effective as of December 31, 2015, the Company’s consolidated debt would be 66% fixed and 34% variable.

Subsequent to the end of the fourth quarter, the Company closed on a seven-year $125 million unsecured term loan facility. The term loan facility matures on January 14, 2023 and bears interest at LIBOR plus an applicable Eurodollar rate margin that will range from 1.50% to 2.25% per annum depending on the Company's leverage ratio. The proceeds were used to repay $116 million of the $140.5 million outstanding balance under the Company's unsecured revolving credit facility and for general corporate purposes.

Guidance

The Company is introducing its full year 2016 guidance range for Company share of Recurring FFO at a range of $0.83 to $0.86 per diluted share of common stock. This Recurring FFO guidance refers only to the Company's in-place portfolio as of January 1, 2016 and does not include any assumptions for acquisitions or dispositions that may occur during the year. Full year guidance assumes the following: year-end same property portfolio occupancy within a range of 94% to 95%, same property NOI growth for the year of 5% to 7% and general & administrative expenses of $16.5 to $17.0 million dollars.

Dividend:

On February 16, 2016, the Board of Directors declared a dividend of $0.135 per share for the first quarter of 2016, payable in cash on April 15, 2016, to stockholders and unit holders of record on March 31, 2016.

Supplemental Information:

Details regarding these results can be found in the Company’s supplemental financial package available on the Company’s investor relations website at www.ir.rexfordindustrial.com.

Earnings Release, Investor Conference Webcast and Conference Call:

The Company will host a webcast and conference call on Thursday, February 18, 2016, 2015 at 5:00 p.m. Eastern time to review fourth quarter results and discuss recent events. The live webcast will be available on the Company’s investor relations website at ir.rexfordindustrial.com. To participate in the call, please dial 877-407-0789 (domestic) or 201-689-8562 (international). A replay of the conference call will be available through March 18, 2016, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13629530.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust focused on owning and operating industrial properties in Southern California infill markets. The Company owns interests in 120 properties with approximately 12.0 million rentable square feet and manages an additional 19 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as amended. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Definitions / Discussion of Non-GAAP Financial Measures:

Funds from Operations (FFO): We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. A reconciliation of FFO to net income, the nearest GAAP equivalent, is set forth below.

Recurring Funds from Operations (Recurring FFO): We calculate Recurring FFO by adjusting FFO to exclude the effect of non-recurring expenses and acquisition expenses. A reconciliation of FFO to Recurring FFO is set forth below.

Net Operating Income (NOI): Includes the revenue and expense directly attributable to our real estate properties calculated in accordance with GAAP. Calculated as total revenue from real estate operations including i) rental revenues ii) tenant reimbursements, and iii) other income less property expenses (before interest expense, depreciation and amortization). We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense and gains (or losses) from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs.

NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of NOI for our Same Property Portfolio, as well as a reconciliation of NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Cash NOI: Cash NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI i) fair value lease revenue and ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio. A calculation of Cash NOI for our Same Property Portfolio, as well as a reconciliation of Cash NOI for our Same Property Portfolio to net income for our Same Property Portfolio, is set forth below.

Same Property Portfolio: Our Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly-owned by us as of January 1, 2014 and still owned by us as of December 31, 2015. Therefore, we excluded from our Same Properties Portfolio any properties that were acquired or sold during the period from January 1, 2014 through December 31, 2015. The Company’s computation of same property performance may not be comparable to other REITs.

Stabilized Same Property Portfolio: Our Stabilized Same Property Portfolio represents the properties included in our Same Property Portfolio, adjusted to exclude spaces that were under repositioning. During the quarter ended December 31, 2015, spaces aggregating 72,000 square feet were under repositioning.

Contact:
Investor Relations:

Stephen Swett
424 256 2153 ext 401
investorrelations@rexfordindustrial.com

Rexford Industrial Realty, Inc.
Consolidated Balance Sheets (Unaudited and in thousands)

	December 31, 2015	December 31, 2014
ASSETS
Land	$492,704	$368,033
Buildings and improvements	650,075	530,191
Tenant improvements	28,977	21,404
Furniture, fixtures, and equipment	188	188
Construction in progress	16,822	10,646
Total real estate held for investment	1,188,766	930,462
Accumulated depreciation	(103,623)	(76,884)
Investments in real estate, net	1,085,143	853,578
Cash and cash equivalents	5,201	8,606
Note receivable	—	13,137
Rents and other receivables, net	3,040	1,812
Deferred rent receivable, net	7,827	5,165
Deferred leasing costs, net	5,331	3,608
Deferred loan costs, net	1,445	2,045
Acquired lease intangible assets, net	30,383	28,136
Acquired indefinite-lived intangible	5,271	5,271
Other assets	5,523	4,699
Acquisition related deposits	—	2,110
Investment in unconsolidated real estate entities	4,087	4,018
Total Assets	$1,153,251	$932,185
LIABILITIES & EQUITY
Liabilities
Notes payable	$418,154	$356,362
Interest rate swap liability	3,144	1,402
Accounts payable, accrued expenses and other liabilities	12,631	10,053
Dividends payable	7,806	5,244
Acquired lease intangible liabilities, net	3,387	3,016
Tenant security deposits	11,539	8,768
Prepaid rents	2,846	1,463
Total Liabilities	459,507	386,308
Equity
Rexford Industrial Realty, Inc. stockholders' equity
Common Stock, $0.01 par value 490,000,000 authorized and 55,598,684 and 43,702,442 outstanding as of December 31, 2015 and 2014, respectively	553	434
Additional paid in capital	722,722	542,318
Cumulative distributions in excess of earnings	(48,103)	(21,673)
Accumulated other comprehensive loss	(3,033)	(1,331)
Total stockholders' equity	672,139	519,748
Noncontrolling interests	21,605	26,129
Total Equity	693,744	545,877
Total Liabilities and Equity	$1,153,251	$932,185

Rexford Industrial Realty, Inc.
Consolidated Statements of Operations (Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
RENTAL REVENUES
Rental revenues	$22,665	$16,719	$81,114	$56,636
Tenant reimbursements	3,074	2,417	10,479	7,661
Other income	320	234	1,013	307
TOTAL RENTAL REVENUES	26,059	19,370	92,606	64,604
Management, leasing and development services	105	206	584	860
Interest income	—	282	710	1,117
TOTAL REVENUES	26,164	19,858	93,900	66,581
OPERATING EXPENSES
Property expenses	7,118	5,477	25,000	18,382
General and administrative	3,952	3,486	15,016	12,144
Depreciation and amortization	10,821	8,443	41,837	28,608
TOTAL OPERATING EXPENSES	21,891	17,406	81,853	59,134
OTHER EXPENSE
Acquisition expenses	528	627	2,136	2,038
Interest expense	2,724	1,655	8,453	6,400
TOTAL OTHER EXPENSE	3,252	2,282	10,589	8,438
TOTAL EXPENSES	25,143	19,688	92,442	67,572
Equity in income (loss) from unconsolidated real estate entities	35	(25)	93	(29)
Gain from early repayment of note receivable	—	—	581	—
Loss on extinguishment of debt	—	—	(182)	—
Loss on sale of real estate	—	—	—	(150)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,056	145	1,950	(1,170)
DISCONTINUED OPERATIONS
Income from discontinued operations before gain on sale of real estate	—	—	—	21
Gain on sale of real estate	—	—	—	2,125
INCOME FROM DISCONTINUED OPERATIONS	—	—	—	2,146
NET INCOME	1,056	145	1,950	976
Less: net income attributable to noncontrolling interest	(40)	—	(76)	(80)
NET INCOME ATTRIBUTABLE TO REXFORD INDUSTRIAL REALTY, INC.	1,016	145	1,874	896
Less: earnings attributable to participating securities	(71)	(38)	(223)	(102)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$945	$107	$1,651	$794
Net income available to common stockholders per share - basic and diluted	$0.02	$—	$0.03	$0.02

Rexford Industrial Realty, Inc.
Same Property Portfolio Statements of Operations and NOI Reconciliation (Unaudited and in thousands)

Same Property Portfolio Statement of Operations:

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Rental Revenues
Rental income	$12,533	$12,080	$453	3.8%	$48,545	$46,423	$2,122	4.6%
Tenant reimbursements	1,593	1,671	(78)	(4.7)%	5,976	6,106	(130)	(2.1)%
Other income	228	213	15	7.0%	600	282	318	112.8%
Total Rental Revenues	14,354	13,964	390	2.8%	55,121	52,811	2,310	4.4%
Interest income	—	—	—	0.0%	—	1	(1)	(100.0)%
Total Revenues	14,354	13,964	390	2.8%	55,121	52,812	2,309	4.4%
Operating Expenses
Property expenses	3,876	3,964	(88)	(2.2)%	14,950	15,162	(212)	(1.4)%
Depreciation and amortization	4,469	4,855	(386)	(8.0)%	18,343	21,103	(2,760)	(13.1)%
Total Operating Expenses	8,345	8,819	(474)	(5.4)%	33,293	36,265	(2,972)	(8.2)%
Other Expense
Interest expense	—	185	(185)	(100.0)%	549	1,062	(513)	(48.3)%
Total Other Expense	—	185	(185)	(100.0)%	549	1,062	(513)	(48.3)%
Total Expenses	8,345	9,004	(659)	(7.3)%	33,842	37,327	(3,485)	(9.3)%
Net Income	$6,009	$4,960	$1,049	21.1%	$21,279	$15,485	$5,794	37.4%

Same Property Portfolio NOI Reconciliation:

	Three Months Ended December 31,				Year Ended December 31,
NOI	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Net Income	6,009	4,960			21,279	15,485
Add:
Interest expense	—	185			549	1,062
Depreciation and amortization	4,469	4,855			18,343	21,103
Deduct:
Interest income	—	—			—	1
NOI	$10,478	$10,000	$478	4.8%	$40,171	$37,649	$2,522	6.7%
Straight-line rents	(149)	(438)			(569)	(1,015)
Amort. above/below market leases	36	80			191	370
Cash NOI	$10,365	$9,642	$723	7.5%	$39,793	$37,004	$2,789	7.5%

.

Same Property Portfolio NOI Reconciliation Continued:

	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	$ Change	% Change	2015	2014	$ Change	% Change
Rental income	$12,533	$12,080	$453	3.8%	$48,545	$46,423	$2,122	4.6%
Tenant reimbursements	1,593	1,671	(78)	(4.7)%	5,976	6,106	(130)	(2.1)%
Other income	228	213	15	7.0%	600	282	318	112.8%
Total rental revenues	14,354	13,964	390	2.8%	55,121	52,811	2,310	4.4%
Property expenses	3,876	3,964	(88)	(2.2)%	14,950	15,162	(212)	(1.4)%
NOI	$10,478	$10,000	$478	4.8%	$40,171	$37,649	$2,522	6.7%
Straight-line rents	(149)	(438)	289	(66.0)%	(569)	(1,015)	446	(43.9)%
Amort. above/below market leases	36	80	(44)	(55.0)%	191	370	(179)	(48.4)%
Cash NOI	$10,365	9,642	$723	7.5%	$39,793	37,004	$2,789	7.5%

Same Property Portfolio Occupancy:

	December 31, 2015		December 31, 2014		Change (ppt)
	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)	Same Property Portfolio	Stabilized Same Property Portfolio(1)
Occupancy:
Los Angeles County	94.8%	96.9%	96.0%	95.9%	(1.2)%	1.0%
Orange County	96.1%	96.1%	96.2%	96.2%	(0.1)%	(0.1)%
San Bernardino County	96.2%	96.2%	87.6%	87.6%	8.6%	8.6%
Ventura County	95.5%	95.5%	90.5%	90.5%	5.0%	5.0%
San Diego County	89.1%	89.1%	81.7%	81.7%	7.4%	7.4%
Total/Weighted Average	94.4%	95.6%	92.8%	92.7%	1.6%	2.9%

(1)	Reflects the occupancy of our Same Property Portfolio adjusted for space aggregating 72,000 rentable square feet that was undergoing repositioning during the three months ended December 31, 2015.

Rexford Industrial Realty, Inc.
Funds From Operations (Unaudited and in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014(1)	2015	2014(1)
Funds From Operations (FFO)
Net income	$1,056	$145	$1,950	$976
Add:
Depreciation and amortization, including amounts in discontinued operations	10,821	8,443	41,837	28,615
Depreciation and amortization from unconsolidated joint ventures	5	66	57	357
Loss on sale of real estate	—	—	—	150
Deduct:
Gains on sale of real estate	—	—	—	2,125
Gains on sale of real estate from unconsolidated joint ventures	—	3	—	3
FFO	$11,882	$8,651	$43,844	$27,970
Company share of FFO (2)	$11,365	$8,145	$41,878	$25,539

FFO	$11,882	$8,651	$43,844	$27,970
Add:
Non-recurring legal fees	—	205	345	585
Acquisition expenses	528	627	2,136	2,038
Recurring FFO	$12,410	$9,483	$46,325	$30,593
Company share of Recurring FFO(3)	$11,870	$8,932	$44,245	$27,947

Weighted-average shares outstanding - basic and diluted	55,244,664	43,234,602	54,024,923	31,953,506
Weighted-average diluted shares and units	57,289,069	45,705,769	56,203,681	34,820,909

(1)
For comparability to current period presentation, Company Share of FFO and Recurring FFO for the three months ended December 31, 2014 and the year ended December 31, 2014, has been adjusted to reflect the allocation of FFO to participating securities (unvested shares of restricted stock).

(2)
Company share of FFO excludes the following: (i) FFO attributable to noncontrolling interests of $418 and $468 for the three months ended December 31, 2015 and 2014, respectively, and $1,644 and $2,329 for the year ended December 31, 2015 and 2014, respectively, and (ii) FFO attributable to participating securities of $99 and $38 for the three months ended December 31, 2015 and 2014, respectively, and $322 and $102 for the year ended December 31, 2015 and 2014, respectively.

(3)
Company share of Recurring FFO excludes the following: (i) Recurring FFO attributable to noncontrolling interests of $437 and $513 for the three months ended December 31, 2015 and 2014, respectively, and $1,741 and $2,544 for the year ended December 31, 2015 and 2014, respectively, and (ii) Recurring FFO attributable to participating securities of $103 and $38 for the three months ended December 31, 2015 and 2014, respectively, and $339 and $102 for the year ended December 31, 2015 and 2014, respectively.